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                                                                   EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ---------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(B)(2)_________

                              ---------------------

          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)



      CALIFORNIA                                 95-4655078
      (STATE OF INCORPORATION                    (I.R.S. EMPLOYER
      IF NOT A NATIONAL BANK)                    IDENTIFICATION NO.)
      101 California Street, #2725
      San Francisco, California                  94111
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

                              ---------------------
                         SALTON SEA FUNDING CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



      DELAWARE                                   47-0790493
      (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
      302 South 36th Street, Suite 400-A
      Omaha, Nebraska                            68131
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

                              ---------------------

           7.475% Senior Secured Series F Bonds due November 30, 2018
                       (TITLE OF THE INDENTURE SECURITIES)

                              ---------------------


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                                    GENERAL

ITEM 1. GENERAL INFORMATION.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System,
              Washington, D.C. 20551
     (b) Whether it is authorized to exercise corporate trust powers.
         Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.
     (a) Title of the securities outstanding under each such other indenture. $475,000,000 Series A Notes, B&C Bonds issued under Indenture dated as of 7-21-95
         $135,000,000 Series D Notes and Series E Bonds issued under Indenture dated as of 6-20-96
     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other Indenture.

         The Trustee is not deemed to have a conflicting interest within the meaning of Section 310(b)(1) of the Act because (i) the indenture securities referenced in (a) above (the "Prior Securities") are not in default and (ii) proviso (i) under 310(b)(1) is applicable and excludes the operations of 310(b)(1) as the indentures to be qualified and the indentures entered into in connection with the Prior Securities (the "Prior Indentures") are wholly unsecured and rank equally and the Prior Indentures specifically described in the indenture to be qualified.


ITEM 16. LIST OF EXHIBITS.
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Incorporation of the Trustee as now in effect, including the Restated Articles of Incorporation dated December 23, 1986 and the Certificate of Amendment dated March 26, 1992 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).
     3. Authorization to exercise corporate trust powers (Contained in Exhibit 2).
     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 21(b) of the Act (See
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).
     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
     8. Not applicable.
     9. Not applicable.

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco and State of California, on the 29th day of June, 1999.


                                        CHASE MANHATTAN BANK AND TRUST
                                        COMPANY, NATIONAL ASSOCIATION



                                        By /s/ Rose T. Maravilla
                                          -------------------------------------
                                          ROSE T. MARAVILLA
                                          Assistant Vice President














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EXHIBIT 7. REPORT OF CONDITION OF THE TRUSTEE



Consolidated Report of Condition of Chase Manhattan Bank and Trust Company, N.A.
                                   ---------------------------------------------
                                              (Legal Title)


Located at 1800 Century Park East, Ste. 400   Los Angeles,     CA        94111
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                  (Street)                      (City)       (State)     (Zip)


as of close of business on  March 31, 1999
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

ASSETS DOLLAR AMOUNTS IN THOUSANDS
 1. Cash and balances due from
    a. Noninterest-bearing balances and currency and coin (1,2)                          2,305
    b. Interest bearing balances (3)                                                         0
 2. Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)                            0
    b. Available-for-sale securities (from Schedule RC-B, column D)                      1,102
 3. Federal Funds sold (4) and securities purchased agreements to resell                64,250
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)              162
    b. LESS: Allowance for loan and lease losses                                    0
    c. LESS: Allocated transfer risk reserve                                        0
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c)                                                        162
 5. Trading assets                                                                           0
 6. Premises and fixed assets (including capitalized leases)                               280
 7. Other real estate owned (from Schedule RC-M)                                             0
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                     0
 9. Customers liability to this bank on acceptances outstanding                              0
10. Intangible assets (from Schedule RC-M)                                               1,292
11. Other assets (from Schedule RC-F)                                                    2,111
12a. TOTAL ASSETS                                                                       71,502

(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

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

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)           41,121
       (1) Noninterest-bearing                                                      6,008
       (2) Interest-bearing                                                        35,113
    b. In foreign offices, Edge and Agreement subsidiaries, and IBF
       (1) Noninterest-bearing
       (2) Interest-bearing
14. Federal funds purchased (2) and securities said under agreements to repurchase              0
15. a. Demand notes issued to the U.S. Treasury                                                 0
    b.  Trading liabilities                                                                     0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized losses):
    a. With a remaining maturity of one year or less                                            0
    b. With a remaining maturity of more than one year through three years                      0
    c. With a remaining maturity of more than three years                                       0
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                    0
19. Subordinated notes and Debentures (3)                                                       0
20. Other liabilities (from Schedule RC-G)                                                  5,058
21. Total liabilities (sum of items 13 through 20)                                         48,179
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                               0
24. Common stock--                                                                            600
25. Surplus (exclude all surplus related to preferred stock)                               12,590
26. a. Undivided profits and capital reserves                                              12,133
    b. Net unrealized holding gains (losses) on available-for-sale securities                   0
27. Cumulative foreign currency translation adjustments
28. a. Total equity capital (sum of items 25 through 27)                                   25,323
29. Total liabilities, equity capital, and losses deferred pursuant to
    12 U.S.C. 1823 (i)(sum of items 21 and 28.C)                                           71,602

MEMORANDUM

  To be reported only with the March Report of Condition
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1998                           2


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